UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2015 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Dr., Second Floor, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Previously, Support.com, Inc. (“Company”) and Comcast Cable Communications Management, LLC (“Comcast”) (collectively, the “Parties”) entered into Statement of Work #5, Xfinity Home Special Project Number 2 (“SOW#5”) to the Master Service Agreement, Call Handling Service, effective October 1, 2013 (the “MSA”), under which the Company would provide a limited scope of support services to certain existing customers of Comcast’s home security and control offerings.  Operationally, SOW#5 provides for the Parties to prepare, based on forecasts on an ongoing basis, staffing plans (as defined in SOW#5, a “Staffing Plan”) in order to manage expected workloads and personnel required for the provision of such services; and further, in order to modify such Staffing Plans, to use a “Change Management Form” in the form attached to the MSA.  On June 30, 2015, the Company received a fully executed copy of a “Change Management Form #1 to SOW#5” (“CMF#1 ”) between the Company and Comcast, which modifies the Staffing Plan previously set forth in SOW#5, and provides for subsequent changes to the Staffing Plan to be mutually agreed to in writing.

In addition, the Parties entered into Statement of Work #3 to the MSA (“SOW#3”), under which the Company would provide certain support services to customers of Comcast’s home security and control offerings.  On June 30, 2015, the Company received a fully executed copy of an Amendment No. 1 to SOW#3 (“Amendment#1”), which provides for the Company to perform certain consulting Services for Comcast in the preparation of providing additional support services for certain third party devices used in connection with Comcast’s home security and control offerings.

The foregoing descriptions of CMF #1 and SOW#3 are qualified in their entirety by reference to the actual documents, which are attached as exhibits hereto and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Change Management Form #1 to Statement of Work #5, between Comcast and Company, dated April 17, 2015.*

10.2 Amendment No. 1 to Statement of Work #3, between Comcast and Company, effective as of June 2, 2015.*

*Portions of the Exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2015

SUPPORT.COM, INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	SVP Business Affairs, General Counsel & Secretary